UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

ContraFect Corporation (“Company”) will be holding its 2016 Annual Meeting of Stockholders on May 6, 2016. In anticipation of this meeting, the Company hereby discloses the voting results of its 2015 Annual Meeting of Stockholders held on May 4, 2015. A total of 13,130,376 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 65% percent of the Company’s outstanding common stock as of the March 9, 2015 record date. The following are the voting results for the proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 26, 2015.

Item 1 — Election of nine directors for a term of office expiring on the date of the annual meeting of stockholders in 2016, or until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Sol Barer, Ph.D.	4,725,127	233,111	8,172,138
Isaac Blech	4,913,549	44,689	8,172,138
Julia P. Gregory, M.B.A.	4,911,799	46,439	8,172,138
David N. Low, Jr., M.B.A.	4,913,549	44,689	8,172,138
Michael J. Otto, Ph.D.	4,913,549	44,689	8,172,138
Roger Pomerantz, M.D., F.A.C.P.	4,913,549	44,689	8,172,138
David A. Scheinberg, M.D., Ph.D.	4,913,549	44,689	8,172,138
Cary W. Sucoff, J.D.	4,737,408	220,830	8,172,138
Lawrence Yuan Tian, Ph.D.	4,909,549	48,689	8,172,138

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
13,097,829	8,666	23,881	0

Based on the foregoing votes, the nine director nominees were elected and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: March 15, 2016	By:	/s/ Michael Messinger
Michael Messinger
Vice President, Finance and Chief Accounting Officer